GPMF 2006-AR4 Exhibit 35 (a-c)

a)

AURORA LOAN SERVICES (LOGO)
Depositor: Structured Asset Securities Corporation
745 Seventh Avenue, 8th Floor
New York, NY 10019

Trustee: US Bank, N.A.
One Federal Street, 3rd Floor
Boston, MA 02110

Securities Administrator:

Subject:
Annual Officer's Certification
Fiscal Year: 2006
Securitization: GPMF 2006-AR4
I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan Services LLC
(the "Master Servicer"), do certify the following for the Calendar Year 2006:
1. A review of the activities of the Master Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout 2006 (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Depositor, and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Master Servicer to remedy such default.
Certified by: AURORA LOAN SERVICES LLC
By: /s/ E. Todd Whittemore
Name: E. Todd Whittemore
Title: Executive Vice President

b)
GMAC Mortgage(LOGO)
SERVICER COMPLIANCE STATEMENT (Item 1123)
GMAC Mortgage, LLC
GPMF2006AR4
The undersigned, a duly authorized officer of GMAC Mortgage, LLC, as servicer (the
"Servicer") pursuant to the applicable servicing agreement, does hereby certify that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.
IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 6th day of
March2007.

By: /s/Anthony N. Renzi
Anthony N. Renzi
Title: Executive Vice President
GMAC Mortgage, LLC
5O0
Enterprise Road
Horsham, PA 1
9044
www.gmacmortgage.com

c)
GREENPOINT MORTGAGE FUNDING, INC.
SERVICER COMPLIANCE STATEMENT
GPMF 2006-AR4

I, Michael De Francesco, an authorized officer of GreenPoint Mortgage Funding, Inc. (the "Servicer"), certify that:

1. A review of the Servicer's activities during the period from and including January 1, 2006 through and including December 31, 2006 (or applicable portion thereof) and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

Capitalized items used but not defined herein have the meanings ascribed to them in the Agreement.

Date: February 28, 2007
/s/ Michael De Francesco
Michael De Francesco
Senior Vice President, Loan Administration